UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

POST PROPERTIES, INC.
(Exact name of registrant as specified in its charter)
Georgia
(State or other jurisdiction of incorporation or organization)
58-1550675
(I.R.S. Employer Identification No.)
One Riverside
4401 Northside Parkway, Suite 800
Atlanta, Georgia 30327-3057
(Address, including zip code, of registrant’s principal executive offices)
Post Properties, Inc. 2002 Shareholder Value Plan
(Full title of plan)
David P. Stockert
President and Chief Executive Officer
Post Properties, Inc.
One Riverside
4401 Northside Parkway, Suite 800
Atlanta, Georgia 30327-3057
(Name and address of agent for service)
(404) 846-5000
(Telephone number, including area code, of agent for service)
Copies to:
Keith M. Townsend
King & Spalding LLP
1180 Peachtree Street
Atlanta, Georgia 30309-3521
(404) 572-4600
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer	☐
Non-accelerated filer ☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
     Post Properties, Inc. (the “Company”) filed a registration statement on Form S-8 on July 16, 2003 (File No. 333-107093 (the “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”), 200,000 shares of the Company’s common stock, par value $.01 per share under the Post Properties, Inc. 2002 Shareholder Value Plan (the “Plan”). On September 10, 2008, the Executive Compensation and Management Development Committee approved an amendment to the Plan to eliminate the 200,000 shares previously reserved for issuance, which became effective as of October 16, 2008 upon approval by the shareholders of the Company. Pursuant to the undertakings contained in the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the 200,000 shares previously reserved for issuance under the Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia on the 3rd day of March, 2009.

POST PROPERTIES, INC.
By:	/s/ David P. Stockert
David P. Stockert
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated as of the 3rd day of March, 2009.

Signature	Title

/s/ Robert C. Goddard, III Robert C. Goddard, III	Chairman of the Board
/s/ Douglas Crocker II Douglas Crocker II	Vice Chairman of the Board
/s/ David P. Stockert David P. Stockert	President, Chief Executive Officer and a Director (Principal Executive Officer)
/s/ Christopher J. Papa Christopher J. Papa	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ Arthur J. Quirk Arthur J. Quirk	Senior Vice President and Controller, Chief Accounting Officer (Principal Accounting Officer)
/s/ Herschel M. Bloom Herschel M. Bloom	Director
/s/ Walter M. Deriso, Jr. Walter M. Deriso, Jr.	Director
/s/ Russell R. French Russell R. French	Director
Dale A. Reiss	Director
/s/ David R. Schwartz David R. Schwartz	Director
/s/ Stella F. Thayer Stella F. Thayer	Director
/s/ Ronald de Waal Ronald de Waal	Director